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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated February 26, 1999, accompanying the consolidated financial statements and schedules included in the Annual Report of Twin City Bancorp, Inc. and Subsidiary on Form 10-KSB for the year ending December 31, 1998. We consent to the incorporation by reference of the aforementioned report into the Company's Registration Statements on Form S-8 (file nos. 33-92848 and 33-86602).


                                /s/ Crisp Hughes Evans LLP
                                ---------------------------------
                                CRISP HUGHES EVANS LLP

Asheville, North Carolina
March 25, 1999